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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

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                    CLEVELAND INDIANS BASEBALL COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                       OHIO                              34-1861303
            (State of Incorporation or                (I.R.S. Employer
                   Organization)                     Identification No.)

                2401 Ontario Street
                  Cleveland, Ohio                           44115
     (Address of Principal Executive Offices)            (Zip Code)

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
If this Form relates to the registration       If this Form relates to the registration
of a class of securities pursuant to           of a class of securities pursuant to
Section 12(b) of the Exchange Act and is       Section 12(g) of the Exchange Act and is
effective pursuant to General                  pursuant to General Instruction A.(d),
Instruction A.(c), please check the            please check the following box. [X]
following box. [ ]
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Securities Act registration statement file to which this form relates: 333-49357
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 Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered
          -------------------                 ------------------------------
                 None                                 Not applicable


        Securities to be registered pursuant to Section 12(g) of the Act:

                    Class A Common Shares, without par value

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               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  The information required by this item is incorporated herein by reference to the discussion under the heading "Description of Capital Shares" contained in the Registrant's Registration Statement on Form S-1 (No. 333-49357) originally filed with the Securities and Exchange Commission (the "Commission") on April 3, 1998 and as amended by Amendment No. 1 filed with the Commission on May 12, 1998, Amendment No. 2 filed with the Commission on May 20, 1998 and Amendment No. 3 filed with the Commission on June 1, 1998 (the "Registration Statement"). Copies of such description have been filed with The Nasdaq Stock Market, Inc.

ITEM 2.  EXHIBITS

EXHIBIT NO.         DESCRIPTION
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 *3.1               Amended and Restated Articles of Incorporation of the
                    Company.

 *3.2               Code of Regulations of the Company.


 *4.1               Form of Share Certificate for Class A Common Shares.




*Incorporated herein by reference to the corresponding exhibit number in the Registration Statement.


                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                Cleveland Indians Baseball Company, Inc.


June 1, 1998                    By: /s/ Kenneth E. Stefanov
                                    -----------------------------------
                                Name:  Kenneth E. Stefanov
                                Title: Vice President, Finance